Exhibit 99.1

Box Reports Fiscal Second Quarter 2024 Financial Results

Revenue of $261 Million, up 6% Year-Over-Year

GAAP Operating Margin of 4%, Non-GAAP Operating Margin of 25%, Both Exceeding Guidance

Cash From Operations of $33 Million, up 15% Year-Over-Year

Free Cash Flow of $21 Million, up 15% Year-Over-Year

Expands Stock Repurchase Program by $100 Million

REDWOOD CITY, Calif. – August 29, 2023 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the second quarter of fiscal year 2024, which ended July 31, 2023.

“As enterprises continue to make IT decisions around strategic imperatives and the role of AI, they are turning to Box’s Content Cloud to help transform how they work and get even more value out of their data,” said Aaron Levie, co-founder and CEO of Box. “The Box platform enables enterprises to drive productivity across the business, simplifies IT and optimizes spend, and protects their most important data. With Box AI, we will be able to securely connect customer’s enterprise content with the world’s leading AI models, uniquely positioning Box at the center of the future of work.”

“We were pleased to deliver Q2 revenue growth of 6% year-over-year, or 9% in constant currency. Continued focus on operational discipline resulted in Q2 operating margins and EPS above our expectations, as we delivered our fourth consecutive quarter of GAAP profitability,” said Dylan Smith, co-founder and CFO of Box. “While ongoing economic factors have affected our customers’ IT budgets and put pressure on our projected fiscal 2024 growth rate, we remain committed to our long-term revenue growth targets as we continue to drive gross margin and operating margin expansion in FY24 and beyond.”

Fiscal Second Quarter Financial Highlights

•
Revenue for the second quarter of fiscal year 2024 was $261.4 million, a 6% increase from revenue for the second quarter of fiscal year 2023 of $246.0 million, or 9% growth on a constant currency basis.
•
Remaining performance obligations (“RPO”) as of July 31, 2023 were $1.138 billion, an 8% increase from remaining performance obligations as of July 31, 2022 of $1.051 billion, or 11% growth on a constant currency basis.
•
Billings for the second quarter of fiscal year 2024 were $232.5 million, a 1% decrease from billings for the second quarter of fiscal year 2023 of $235.0 million, or 1% growth on a constant currency basis.
•
GAAP gross profit for the second quarter of fiscal year 2024 was $194.4 million, or 74.4% of revenue. This compares to a GAAP gross profit of $181.2 million, or 73.6% of revenue, in the second quarter of fiscal year 2023.
•
Non-GAAP gross profit for the second quarter of fiscal year 2024 was $201.1 million, or 76.9% of revenue. This represents 7% growth from non-GAAP gross profit of $187.4 million, or 76.2% of revenue, in the second quarter of fiscal year 2023.
•
GAAP operating income in the second quarter of fiscal year 2024 was $9.9 million, or 3.8% of revenue. This compares to a GAAP operating income of $3.1 million, or 1.3% of revenue, in the second quarter of fiscal year 2023.
•
Non-GAAP operating income in the second quarter of fiscal year 2024 was $64.7 million, or 24.8% of revenue. This represents 21% growth from non-GAAP operating income of $53.3 million, or 21.7% of revenue, in the second quarter of fiscal year 2023.
•
GAAP diluted net income per share attributable to common stockholders in the second quarter of fiscal year 2024 was $0.04 on 150.0 million weighted-average shares outstanding. This compares to GAAP diluted net loss per share attributable to common stockholders of $0.02 in the second quarter of fiscal year 2023 on 143.7 million weighted-average shares outstanding. GAAP net income per share attributable to common stockholders in the second quarter of fiscal year 2024 includes a negative impact of $0.04 from unfavorable foreign exchange rates.
•
Non-GAAP diluted net income per share attributable to common stockholders in the second quarter of fiscal year 2024 was $0.36. This compares to non-GAAP diluted net income per share attributable to common stockholders of $0.28 in the second quarter of fiscal year 2023. Non-GAAP net income per share attributable to common stockholders in the second quarter of fiscal year 2024 includes a negative impact of $0.04 from unfavorable foreign exchange rates.

•
Net cash provided by operating activities in the second quarter of fiscal year 2024 was $32.7 million, a 15% increase from net cash provided by operating activities of $28.3 million in the second quarter of fiscal year 2023.
•
Non-GAAP free cash flow in the second quarter of fiscal year 2024 was $20.6 million, a 15% increase from non-GAAP free cash flow of $18.0 million in the second quarter of fiscal year 2023.

For the purpose of this press release, growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results, with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Update on Share Repurchase Plan

On August 28, 2023, the Board of Directors authorized an expansion of its stock repurchase program by $100 million. During the second quarter of fiscal year 2024, the company repurchased 2.2 million shares of its Class A common stock at a weighted average price of $28.55 for a total of $62 million.

Business Highlights Since Last Earnings Release

•
Delivered wins or expansions with leading organizations such as Block, California Department of Forestry and Fire Protection, COVEA, Elf Cosmetics, Eurostar International, Regions Bank, Reserve Bank of New Zealand, Skechers U.S.A., Inc., Sony Music Entertainment and The United States Department of Energy.
•
Announced enhanced capabilities between Box and Microsoft 365, including a new plugin for Microsoft’s next-generation AI workplace tool, Microsoft 365 Copilot, to make the Box files inside of an organization more useful and valuable, as well as enhancements to Box for Teams and Box for Microsoft Office desktop, providing joint customers more features for sharing, editing, and collaborating within Microsoft Teams as well as Office products.
•
Released an update to the Box Sign for Salesforce integration, allowing customers on Box Business plans and above to select up to 10 documents to be sent for e-signature simultaneously, using Box Sign.
•
Released updates to the Box for Salesforce integration, bringing more core Box features directly to Salesforce to make the user experience more seamless. Additionally, Box Metadata and Cascading Policy management have been added to the Salesforce Developer Toolkit, making it easier for Salesforce Admins and developers to leverage metadata to their Box content in Salesforce.
•
Announced an update to Box for NetSuite,bringing more core Box features directly to the integration, improving joint user experiences, and offering a more seamless and secure workflow.
•
Launched the all new Box Developer Community site, providing developers and partners dedicated forums for common topics, leaderboards, direct messaging, and chat capabilities.
•
Achieved the Hébergeur de Données de Santé or Health Data Hosting (HDS) certification. With the Box HDS certification, companies that work with and in the French healthcare industry can now confidently secure, store and manage French protected health information (PHI) in the Box Content Cloud.
•
Hosted BoxWorks Digital Tokyo 2023, attracting thousands of attendees and customer speakers from leading organizations.
•
Announced that the company's 13th annual BoxWorkswill take place virtually on October 11th, where attendees will learn about the Content Cloud and hear from industry and customer speakers.
•
Recognized as a Customers’ Choice vendor for 2023 in the Content Services Platform category on Gartner Peer Insights™.
•
Recognized as #7 on the 100 Best Large Workplaces for Millennials for 2023 by Great Place to Work® and Fortune® magazine and one of PEOPLE’s 100 Companies That Care in 2023.

Outlook

As a reminder, approximately one third of Box’s revenue is generated outside of the U.S., primarily in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

Q3 FY24 Guidance

•
Revenue is expected to be in the range of $261 million to $263 million, up 5% year-over-year at the high-end of the range, or 7% growth on a constant currency basis.
•
GAAP operating margin is expected to be approximately 4.5%, and non-GAAP operating margin is expected to be approximately 25.5%.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.03 to $0.04. GAAP EPS guidance includes an expected negative impact of $0.04 from unfavorable exchange rates.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.37 to $0.38. Non-GAAP EPS guidance includes an expected negative impact of $0.04 from unfavorable exchange rates.
•
Weighted-average diluted shares outstanding are expected to be approximately 149 million.

Full Year FY24 Guidance

•
Revenue is expected to be in the range of $1.040 billion to $1.044 billion, up 5% year-over-year at the high-end of the range, or 8% growth on a constant currency basis.
•
GAAP operating margin is expected to be approximately 4.5%, and non-GAAP operating margin is expected to be 25.5%.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.17 to $0.21. FY24 GAAP EPS guidance includes an expected negative impact of $0.17 from unfavorable exchange rates.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.46 to $1.50. This represents an increase on the low end from Box’s previous guidance provided on May 30, 2023, which was $1.44 to $1.50. FY24 non-GAAP EPS guidance includes an expected negative impact of $0.17 from unfavorable exchange rates.
•
Weighted-average diluted shares outstanding are expected to be approximately 150 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://conferencingportals.com/event/QrpAwpkL at which time registrants will receive dial-in information as well as a conference ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-647-362-9199 (toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, sales productivity, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2024 and beyond, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margin, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2024 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the Russian invasion of Ukraine, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2023. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended July 31, 2023.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2023. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit and non-GAAP gross margin. Box defines non-GAAP gross profit as GAAP gross profit excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue and intangible assets amortization. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs.

Non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders. Box defines non-GAAP net income (loss) attributable to common stockholders as GAAP net income (loss) attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share attributable to common stockholders as non-GAAP net income (loss) attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud, a single platform that empowers organizations to manage the entire content lifecycle, work securely from anywhere, and integrate across best-of-breed apps. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	July 31,	January 31,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$395,965	$428,465
Short-term investments	49,438	32,783
Accounts receivable, net	165,429	264,515
Deferred commissions	45,403	48,040
Other current assets	36,648	32,960
Total current assets	692,883	806,763
Property and equipment, net	54,246	69,972
Operating lease right-of-use assets, net	130,158	131,172
Goodwill	74,619	73,863
Deferred commissions, non-current	63,948	71,999
Other long-term assets	52,291	53,396
Total assets	$1,068,145	$1,207,165
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$67,179	$79,810
Accrued compensation and benefits	30,002	44,086
Operating lease liabilities	40,666	47,752
Deferred revenue	455,605	544,179
Total current liabilities	593,452	715,827
Debt, net, non-current	369,823	369,351
Operating lease liabilities, non-current	115,704	118,001
Other long-term liabilities	35,109	37,847
Total liabilities	1,114,088	1,241,026
Series A convertible preferred stock	491,021	489,990
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	787,211	818,996
Accumulated other comprehensive loss	(7,534)	(7,065)
Accumulated deficit	(1,316,655)	(1,335,796)
Total stockholders’ deficit	(536,964)	(523,851)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,068,145	$1,207,165

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
Revenue	$261,428	$246,015	$513,326	$484,447
Cost of revenue (1)	67,013	64,843	128,664	127,052
Gross profit	194,415	181,172	384,662	357,395
Operating expenses:
Research and development (1)	63,316	61,965	125,834	123,698
Sales and marketing (1)	88,605	83,442	174,815	166,509
General and administrative (1)	32,619	32,625	65,803	63,424
Total operating expenses	184,540	178,032	366,452	353,631
Income from operations	9,875	3,140	18,210	3,764
Interest and other income (expense), net	3,293	(651)	5,611	(4,808)
Income (loss) before provision for income taxes	13,168	2,489	23,821	(1,044)
Provision for income taxes	2,377	1,444	4,680	2,610
Net income (loss)	$10,791	$1,045	$19,141	$(3,654)
Accretion and dividend on series A convertible preferred stock	(4,307)	(4,304)	(8,531)	(8,526)
Undistributed earnings attributable to preferred stockholders	(740)	—	(1,209)	—
Net income (loss) attributable to common stockholders	$5,744	$(3,259)	$9,401	$(12,180)
Net income (loss) per share attributable to common stockholders
Basic	$0.04	$(0.02)	$0.07	$(0.08)
Diluted	$0.04	$(0.02)	$0.06	$(0.08)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	144,248	143,739	144,490	144,224
Diluted	150,007	143,739	150,218	144,224

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
Cost of revenue	$5,230	$4,787	$9,715	$9,142
Research and development	18,722	18,095	35,724	35,821
Sales and marketing	17,546	14,800	32,864	30,089
General and administrative	11,848	11,004	22,320	20,744
Total stock-based compensation	$53,346	$48,686	$100,623	$95,796

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10,791	$1,045	$19,141	$(3,654)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,577	17,781	24,483	36,317
Stock-based compensation expense	53,346	48,686	100,623	95,796
Amortization of deferred commissions	13,621	13,296	27,369	26,441
Other	1,385	1,572	1,705	1,871
Changes in operating assets and liabilities:
Accounts receivable, net	(33,496)	(50,705)	96,309	86,171
Deferred commissions	(9,206)	(14,502)	(17,319)	(23,561)
Operating lease right-of-use assets, net	4,764	10,074	15,850	20,066
Other assets	712	3,506	(1,227)	(11,862)
Accounts payable, accrued expenses and other liabilities	14,608	16,455	(6,136)	(1,995)
Operating lease liabilities	(11,121)	(10,347)	(24,186)	(22,213)
Deferred revenue	(24,305)	(8,522)	(79,006)	(67,308)
Net cash provided by operating activities	32,676	28,339	157,606	136,069
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(30,307)	(21,795)	(65,745)	(59,678)
Maturities of short-term investments	17,000	105,000	50,000	185,000
Purchases of property and equipment, net of sale proceeds	1,574	(211)	(747)	(769)
Capitalized internal-use software costs	(4,544)	(1,978)	(8,377)	(4,510)
Other	—	(200)	(190)	(815)
Net cash (used in) provided by investing activities	(16,277)	80,816	(25,059)	119,228
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(62,535)	(117,646)	(104,906)	(234,886)
Payments of dividends to preferred stockholders	(3,750)	(3,750)	(7,443)	(7,500)
Proceeds from issuances of common stock under employee equity plans	35	276	16,840	14,740
Employee payroll taxes paid for net settlement of stock awards	(21,450)	(16,888)	(42,026)	(58,727)
Principal payments of finance lease liabilities	(9,071)	(7,913)	(18,952)	(19,416)
Other	(2,365)	(2,732)	(3,570)	(5,055)
Net cash used in financing activities	(99,136)	(148,653)	(160,057)	(310,844)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,785)	(3,146)	(4,836)	(11,647)
Net decrease in cash, cash equivalents, and restricted cash	(85,522)	(42,644)	(32,346)	(67,194)
Cash, cash equivalents, and restricted cash, beginning of period	482,216	392,338	429,040	416,888
Cash, cash equivalents, and restricted cash, end of period	$396,694	$349,694	$396,694	$349,694

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
GAAP gross profit	$194,415	$181,172	$384,662	$357,395
Stock-based compensation	5,230	4,787	9,715	9,142
Acquired intangible assets amortization	1,452	1,452	2,904	2,904
Non-GAAP gross profit	$201,097	$187,411	$397,281	$369,441

GAAP gross margin	74.4%	73.6%	74.9%	73.8%
Stock-based compensation	2.0	2.0	1.9	1.9
Acquired intangible assets amortization	0.5	0.6	0.6	0.6
Non-GAAP gross margin	76.9%	76.2%	77.4%	76.3%

GAAP operating income	$9,875	$3,140	$18,210	$3,764
Stock-based compensation	53,346	48,686	100,623	95,796
Acquired intangible assets amortization	1,452	1,452	2,904	2,904
Acquisition-related expenses	14	—	14	53
Fees related to shareholder activism	—	—	—	(77)
Expenses related to litigation	27	—	319	—
Non-GAAP operating income	$64,714	$53,278	$122,070	$102,440

GAAP operating margin	3.8%	1.3%	3.5%	0.8%
Stock-based compensation	20.4	19.8	19.6	19.7
Acquired intangible assets amortization	0.6	0.6	0.6	0.6
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	—	—	—	—
Expenses related to litigation	—	—	0.1	—
Non-GAAP operating margin	24.8%	21.7%	23.8%	21.1%

GAAP net income (loss) attributable to common stockholders	$5,744	$(3,259)	$9,401	$(12,180)
Stock-based compensation	53,346	48,686	100,623	95,796
Acquired intangible assets amortization	1,452	1,452	2,904	2,904
Acquisition-related expenses	14	—	14	53
Fees related to shareholder activism	—	—	—	(77)
Expenses related to litigation	27	—	319	—
Amortization of debt issuance costs	474	472	948	943
Undistributed earnings attributable to preferred stockholders	(6,314)	(5,410)	(11,945)	(9,960)
Non-GAAP net income attributable to common stockholders	$54,743	$41,941	$102,264	$77,479

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.04	$(0.02)	$0.06	$(0.08)
Stock-based compensation	0.35	0.33	0.67	0.63
Acquired intangible assets amortization	0.01	0.01	0.02	0.02
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	—	—	—	—
Expenses related to litigation	—	—	—	—
Amortization of debt issuance costs	—	—	0.01	0.01
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.04)	(0.08)	(0.07)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.36	$0.28	$0.68	$0.51
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	150,007	149,314	150,218	151,072

GAAP net cash provided by operating activities	$32,676	$28,339	$157,606	$136,069
Purchases of property and equipment, net of proceeds from sales	1,574	(211)	(747)	(769)
Principal payments of finance lease liabilities	(9,071)	(7,913)	(18,952)	(19,416)
Capitalized internal-use software costs	(4,611)	(2,257)	(9,091)	(7,062)
Non-GAAP free cash flow	$20,568	$17,958	$128,816	$108,822
GAAP net cash (used in) provided by investing activities	$(16,277)	$80,816	$(25,059)	$119,228
GAAP net cash used in financing activities	$(99,136)	$(148,653)	$(160,057)	$(310,844)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
GAAP revenue	$261,428	$246,015	$513,326	$484,447
Deferred revenue, end of period	479,293	458,249	479,293	458,249
Less: deferred revenue, beginning of period	(507,385)	(468,350)	(566,630)	(534,242)
Contract assets, beginning of period	2,642	1,491	1,900	1,111
Less: contract assets, end of period	(3,477)	(2,424)	(3,477)	(2,424)
Billings	$232,501	$234,981	$424,412	$407,141

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	October 31, 2023			January 31, 2024
GAAP net income per share attributable to common stockholders range, diluted	$0.03	-	$0.04	$0.17	-	$0.21
Stock-based compensation	0.35		0.35	1.38		1.38
Acquired intangible asset amortization	0.01		0.01	0.04		0.04
Expenses related to litigation	0.01		0.01	0.03		0.03
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.17)		(0.17)
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.37	-	$0.38	$1.46	-	$1.50

Weighted-average shares, diluted			149,000			150,000

Note: figures may not sum due to rounding.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	October 31, 2023	January 31, 2024
GAAP operating margin	4.5%	4.5%
Stock-based compensation	20.0	20.0
Acquired intangible assets amortization	0.5	0.5
Expenses related to litigation	0.5	0.5
Non-GAAP operating margin	25.5%	25.5%